Exhibit 10.6

(English Translation)

CONTRACTS No. CO-001/2008

"FIELD SUPPORT AND ADMINISTRATION AND DISPOSAL OF ENCAMPMENT "

In Calama, on July 1, 2008, between MINERA LICANCÁBUR S.A., RUT 76.009.516 -8, represented by its General Manager, Miguel Ramírez Cabezas, national identity card number 6.669.223 -K, both domiciled at La Pastora No. 121 Office 201, Las Condes, Santiago, hereinafter "the Customer", "Minera Licancábur", party of the first part; and the party of the second part, the company CONTRATISTA EN GEOLOG¥A, MINER¥A Y CONSTRUCCIÓN JORGE ORELLANA E.I.R.L, RUT 76.458.450 -3, represented by its General Manager, Jorge Osvaldo Orellana Orellana, national identity card number 6.784.858 -6, both domiciled at Av. Latorre No. 2077, commune of Calama, Second Region, hereinafter indistinctly the "Contractor" or "Geominco"; it has been agreed as follows:

ONE:

OBJECTIVE AND SCOPE

By this instrument, "Minera Licancábur" entrusts to Contractor the performance of the service named "Construction of copper cathode plant and service of geological sampling, evaluation and recognition of mining properties, in addition to disposal of Encampments," hereinafter "The services".

TWO:

GENERAL CONDITIONS

The contract does not give the Contractor the capacity of agent of Minera Licancábur in order to conduct, in its name, commercial or other operations.

Minera Licancábur will be exempt from any commitment that is not expressly stated in this Contract.

Any amendment or supplement subsequently added to this contract will have the form of Addendum that, numbered and signed by both parties, will be considered an integral part thereof.

THREE:

TYPE OF CONTRACT

This Contract is of the General Service type, a modality with a series of unit prices tat include profits and overhead for a fixed monthly amount.

This contract includes reimbursable expenses, validated after presentation of payment statements.

FOUR:

TERM

The total term of this contract will be 24 months from July 1, 2008, so that its expiration date will be July 1, 2010.

FIVE:

PRICE AND AMOUNT OF THE CONTRACT

For the complete, correct and timely performance of the agreed services, Minera Licancábur will pay to Contractor the following unit prices that include all direct and indirect costs, as well as overhead and profits associated to the performance of the services hereunder, considering that Minera Licancábur will make only the contributions explicitly indicated as such in this contract.

ITEM	DESCRIPTION OF THE SERVICE	Unit	Unit price ($)
1.	Construction and Implementation of Planta Ana María
1.1	Department of engineering and project preparation	Task/Month	6,473,200
1.2	Department of engineering and project preparation	Task/Day	400,722
1.3	Materials	Global	Variables
1.4	Equipment	Global	Variables
1.5	Machinery	Global	Variables
1.6	Fuels	Global	Variables
1.7	Maintenance of Equipment and Machinery	Global	Variables
1.8	Construction materials	Global	Variables
1.9	Sundry	Global	Variables
1.10	Encampment	Global	Variables
1.11	Fungibles	Global	Variables
1.12	Electric materials	Global	Variables
1.13	Tools	Global	Variables
1.14	Process	Global	Variables
2.	Construction and Implementation of Planta Filomena
2.1	Department of engineering and project preparation	Task/Month	6,473,200
2.2	Department of engineering and project preparation	Task/Day	400,722
2.3	Materials	Global	Variables
2.4	Equipment	Global	Variables
2.5	Machinery	Global	Variables
2.6	Fuels	Global	Variables
2.7	Maintenance of Equipment and Machinery	Global	Variables
2.8	Construction materials	Global	Variables
2.9	Sundry	Global	Variables
2.10	Encampment	Global	Variables
2.11	Fungibles	Global	Variables
2.12	Electric materials	Global	Variables
2.13	Tools	Global	Variables
2.14	Process	Global	Variables
3.	Geological supervision
3.1	Service of Geologists	Task/Month	5,735,327
..2	Service of Geologists	Task/Day	355,044
3.3	Geologist Assistant Service	Task/Month	1,688,631
3.4	Geologist Assistant Service	Task/Day	104,534
3.5	Draftsmen Service	Task/Month	1,043,949
3.6	Draftsmen Service	Task/Day	64,625
3.7	Operations Assistant	Month	1,321,723
3.8	Operations Assistant	Day	81,821
3.9	Topographic Control	Task/Month	4,280,910
3.10	Topographic Control	Task/Day	265,009
4.	Special Sampling Services
4.1	Specialized Sample Taker	Man/Month	1,057,480
4.2	Specialized Sample Taker	Man/Day	65,463
4.3	Sample handling (Sampling)	Man/Month	944,547
4.4	Sample handling (Sampling)	Man/Day	58,472
4.5	Team	month	6,049,865
4.6	Team	day	374,515
4.7	Sampling Administration	Monthly	5,789,157
5.	Transport of Samples and Materials
5.1	Laboratory - project distance from 0 to 25 km	Roundtrip	147,656
5.2	Laboratory - project distance from 26 to 50 km	Roundtrip	164,108
5.3	Laboratory - project distance from 51 to 150 km	Roundtrip	259,662
5.4	Laboratory - project distance from 51 to 150 km	Roundtrip	389,216
5.6	Laboratory - project distance from 151 to 350 km	Roundtrip	494,770
5.9	Laboratory - project distance from 351 to 550 km	Roundtrip	554,216
5.11	Laboratory - project distance from 751 to 950 km	Roundtrip	720,770
6.	Administration and Disposal of Encampments

6.1	Care and Food in Fixed Encampments
6.1	Cook/Encampment clerk	month	650,533
6.2.2	Care of the Encampment and Basic Maintenance	month	1,989,442
6.2.3	Care of Sample Cases and Basic Maintenance	month	2,154,320
7.	Reference Items
7.1	Installation of Fixed and Itinerant Encampments
7.1.1	Transporte of Container (any type)
7.1.1.1	Portion 0 - 50 km	event	203,448
7.1.1.2	Portion 51 -150 km.	event	362,208
7.1.1.3	Portion 151 - 300 km.	event	600,112
7.1.1.4	Portion 301 - 450 km.	event	800,150
7.1.2	Lease with installation and dismantling
7.1.2.1	Bathroom Container	event	1,879,248
7.1.2.2	Kitchen Container	event	1,299,480
7.1.2.3	Container Type 3	event	772,632
7.1.2.4	Container Type 4	event	622,104
7.1.2.5	Container Type 5	event	699,720
7.1.2.6	Container Type 6	event	330,456
7.1.2.7	General elements	event	775,572
8.	Professional and other services
8.0	Occupational Risk and Environmental Prevention	visit	1,976,370
8,2	Occupational Risk and Environmental Prevention	visit	128,464
9.	Overhead in fixed sum, Monthly
9.1	Overhead in fixed sum, monthly	month	8,044,487

The total maximum estimated amount of the contract, to date, is $ 717,710,244 (Seven hundred seventeen million seven hundred ten thousand two hundred forty-four pesos).

Since this contract operates at the exclusive request of Minera Licancábur through Work Orders, this amount is only for reference and indicative, so that the Contractor will not be entitled to an indemnity, compensation or claims if services are not performed in this amount or even if no service is performed, since this does not in any case guarantee or imply any acquired right in its favor.

SIX:

PAYMENT TERMS

The Contractor shall submit Monthly Payment Statements, duly signed by the Supervisor of the Contractor to Minera Licancábur, backed by a summary that will include all services performed in the period. The Payment Statements will be delivered to Minera Licancábur the second business day following the close of the monthly period, corresponding to day 25th (twenty-fifth) day of each month. The Payment Statements will be numbered sequentially from No. 1.

The Payment Statements will be delivered and submitted for the review and approval of the Contract Administrator of Minera Licancábur, who will have a maximum of 5 (five) business days to accept or reject the Payment Statement. If it is rejected, the Contractor will redo the Payment Statement, make the corresponding corrections or add the missing documentation and submit it again for the approval of the Contract Administrator, who this second time will have a maximum term of 3 (three) business days for its approval.

Once the Payment Statement is approved by the Contract Administrator, the Contractor will issue and submit the corresponding invoice. The invoice must be presented at the Central Office of Minera Licancábur, located at La Pastora 121 office 201. Once the invoice is received in accordance with the procedure established in this clause, the invoice will be paid within 15 (fifteen) business days from receipt of the invoice properly issued in accordance with the Payment Statement approved by the Contract Administrator.

The Contractor may request that the invoice be paid by electronic transfer of funds to the account previously communicated in writing to the Contract Administrator.

According to Law 19.983, which governs the transfer and gives executive merit to the copy of the invoice, Minera Licancábur will have a maximum of 30 (thirty) consecutive days from the date of receipt of the invoice to accept or reject the content of this document.

Minera Licancábur may deduct from payment statements, administratively and without any type of court action, any amount owed to it by the Contractor either from discounts or from damage caused to the property or assets of Minera Licancábur, its customers or shareholders.

Without prejudice to the above, Minera Licancábur will have the right to withhold and/or discount, in full or in part, any payment of the Contractor for discounts, for work poorly done – which in the opinion of the Contract administrator is not in a condition to be approved – or at the request of the Retirement, Labor Inspection or other Institutions.

SEVEN:

REQUEST FOR SERVICES

During the term of the Contract, the services will be requested from the Contractor by Work Orders (WOs) as the demand caused by the progress of the Customer Program, which will have fluctuating volumes. There will be two types of Work Orders:

a) The first type of WO is with opening of a job and will be sent at least 10 (ten) consecutive days in advance.

b) The second type of WO will be orders for additional and occasional services included in an already established task and will be sent at least 5 (five) days in advance.

These WO may include one or more districts. The form of the WO will be by unit prices (the amount will be indicated in the WO will be a reference), and it will expressly state:

  Issue date of the WO

  Service requested

  Location of the performance of the service

  Starting date of the service

  Estimated ending date of the service

  Contributions of Minera Licancábur (if any)

  Observations or additional requests

  Term for the beginning of the service

Minera Licancábur reserves the right to terminate the WO in advance, with mere written notice given to the Contractor at least 15 (fifteen) days in advance for WO of 1 month or longer, 5 (five) days for bi-weekly WO and 3 (three) days before the start of activities for daily WO.

In the event of early termination of the WO, Minera Licancábur will pay the Contractor only for the services actually and correctly performed, without payment of the non-performed balance of the WO.

EIGHT:

DISCOUNTS

Minera Licancábur may apply discounts to the payments of the Contractor on the grounds and conditions below.

The acts or omissions actually or potentially affecting the lives of individuals, or which may severely affect the quality of service and performance of the construction and mining exploration will be considered gross negligence. The acts or omissions affecting the timeliness and reliability of service will be considered moderately severe. The acts or omissions which may mean minor losses for Minera Licancábur will be considered slight negligence.

NINE:

CONTRACTOR’S LABOR RESPONSIBILITIES

It is the obligation of the Contractor to fully comply with all obligations assigned to it by law, as an employer of the staff employed in the performance of the work relating to the contract. The Contractor will be directly and solely responsible for all consequences of any nature arising from breach of those obligations.

Any fine or monetary penalty, or compensation of any kind that the Contractor must pay paid because of omission or breach of the obligations will therefore be borne solely by the Contractor. In the event that Minera Licancábur is forced to make any disbursement of these amounts, it is expressly provided that it will be entitled to reimbursement of the sums due, deducting the payment them from the Contractor's Payment Statements, and also being entitled to deduct them from any sums owed by Minera Licancábur to the Contractor.

In the event that Minera Licancábur is sued directly, secondarily or jointly by employees or former employees of the Contractor or a Subcontractor or their beneficiaries thereof, in labor, civil or other action, the Contractor will be obligated to reimburse all expenses incurred by Minera Licancábur in this situation.

It is expressly stated that the will of the parties is to sign a service contract governed by the rules of the Civil Code, so it cannot be considered a contract governed by the Labor Code.

In compliance with the provisions of the Labor Code, and particularly those related to Article 64, 64a and 209 of that Code, Minera Licancábur will have broad authority to monitor the implementation of the work and audit the labor and welfare obligations of all types affecting the Contractor and its Subcontractor(s) in respect of their staff, and may require certifications of compliance, make withholdings and in general exercise all other powers stipulated by the labor law in force. The Contractor and its subcontractors are required to give all facilities for such audit and prove timely full compliance with the labor and welfare obligations in the manner required from it. Additionally, the Contractor also undertakes to comply with the provisions of the "Special Regulations for Contractor Companies for the implementation of Safety and Occupational Health Management System under Article 66a of Law 16.744.

Minera Licancábur will not be liable for any accident, illness or disability that may be suffered by the Contractor’s personnel during the performance of the services, which is the sole responsibility of Geominco.

Furthermore, Minera Licancábur will be entitled, if it is forced to make any disbursement in connection with a dispute or a court ruling due to joint or subsidiary liability, pursuant to the law in force, to obtain reimbursement of sums due, deducting them from unpaid Payment Statements to Contractor, and may also deduct them from any sums owed by Minera Licancábur to the Contractor, even if they originate from another contract of the same contractor with Minera Licancábur.

TEN:

SAFETY, OCCUPATIONAL HEALTH AND ENVIRONMENT

10.1 Legal compliance

The Contractor must strictly comply with all rules, regulations and laws in force in the country. Any omission in this regard will be under the exclusive liability of the Contractor. In particular, the Contractor must comply with all legal and regulatory rules governing mining activities, such as:

  Law No. 16.744 on "Work Accidents and Occupational Diseases " and its additional regulations.

  Law No. 20.123 on "Subcontracting and Temporary Services " of the Ministry of Labor.

  Supreme Decree No. 76 "Regulation on the safety and health in the workplace in construction, sites or services” of the Ministry of Labor.

  Supreme Decree No. 72 "Mining Safety Regulation " of the Ministry of Mining.

  Labor Code, Article 184 et seq. on "Workers’ Protection.”

  Law No. 18.290 "Traffic Law. “

  Law No. 19.300 "Basic Environmental Provisions Law " and its regulations

10.2

Experts in Risk Prevention and Environment

The performance of the activities contracted will require the support of Professionals in Risk Prevention, one of them in the Sernageomin B category or higher, and the other a Technician in Risk Prevention of the Health service or higher, full time and working exclusively for the contract, dedicated to control in:

a) The application of the Matrix for Identification of Hazards, Evaluation and Control of the Contractor’s Risks in each task.

b) Implementation of the Safety and Occupational Health program, Risk Control Procedures and of the Environmental Plan (including residue management and disposal) of the service.

c) Control of safety and environment of the Contractor and of the Drilling Contractor, according to the type and duration of the services requested.

The obligations of these professionals include:

  To advise the Contractor’s Supervisor in the preparation of work procedures, especially critical work, such as for example “vehicle driving.”

  To advise the Contractor in matters of risk control, promoting the best practices in the matter.

  To offer training in risk control matters.

  To investigate all incidents or accidents reported.

  To prepare the result reports on the company’s risk control in the contract to be filed with the appropriate external agencies.

  To ensure the performance of the Operational Risk Plan and Environmental Management Plan

  To control the safety management of the Contractor Companies, developing a monthly record of compliance and enforcement of safety standards and environmental management.

  To give periodic talks, procedures, observations and inspections.

  To continuously improve the performance of the personnel and of the Equipment.

  To constantly supervise and inspect the sites, ensuring at least their participation at the beginning and closing of each task, and a weekly visit to each of them, lasting 1 day, except on sites with 15 or more workers of the Contractor (considering shifts and counter-shifts) in which case the weekly visits will be increased to 3 full days on site. Noncompliance with this point will be considered “gross negligence.”

  To deliver monthly progress reports about the performance of the commitments of the Environmental Management Plan and Risk Control Plan.

  To deliver to the Contractor’s personnel all safety tools needed according to the type and duration of the services requested. Make periodic surveys and deliver the replacement tools necessary.

These Risk Prevention Experts will have their own transportation and cell phones so as to be located at all times

ELEVEN:

CONFIDENTIALITY AND INTELLECTUAL PROPERTY

Intellectual property to the work developed by the Contractor and its personnel under this contract will be transferred automatically to Minera Licancábur, at all times, and the latter will be authorized to extend, modify or terminate the work without any additional payment to the Contractor and its staff.

The Contractor undertakes not to disclose or use administrative, financial, operational, geological or other data provided to it or that he may learn in connection with the contract and that may affect the interests of Minera Licancábur, its customers or shareholders. The same obligation extends to the staff of the Contractor.

All documents, reports and in general any background that Minera Licancábur delivers or provides to the Contractor are the exclusive property of Minera Licancábur and may not be used for any purpose other than that provided in this contract. The background and documents must be returned at the end of the contract.

The Contractor may not publish or make public any matter related to the contract or engage in conferences or talks on such matters, or conduct visits of third parties to the facilities of Minera Licancábur without the prior permission of the Contract Administrator. Contravention of this provision will be qualified by Minera Licancábur and, according to their severity, may mean for the Contractor for the early termination of the contract, without prejudice to any legal action Minera Licancábur may decide to file.

The obligations set forth in this clause will remain in force indefinitely after the end of the contract.

TWELVE:

ACCEPTANCE AND RELEASE OF THE CONTRACT

At the end of the term of the contract, the sole and final acceptance of the service will take place, entering it in minutes enclosed with a final settlement of the amounts owed.

Subsequently, Minera Licancábur will prepare and manage the signing of the release of the contract, which will show the last payment due.

THIRTEEN:

FORCE MAJEURE

The term force majeure or act of God means the event or fact referred to in Article 45 of the Civil Code, i.e., the unexpected fact, beyond the control of the parties, which cannot be resisted and which prevents the performance of the obligation.

In the occurrence of a fact qualified as force majeure or act of God, each party must absorb its own costs for the damage incurred.

The party affected by an act of God or force majeure may not be exempted from its obligations, if any of the following circumstances occurs:

  Where the act of God or force majeure occurs during a default on the obligations of the affected party.

  When the event or its consequences invoked as act of God or force majeure was caused by the act or omission of the affected party or by its agents, employees or other persons connected with it, such as subcontractors or consultants.

  When the law attributes responsibility to the respective party for the act of God or force majeure.

  When the party has exposed itself to the damage through its own fraud, omission or negligence or failed to take the measures that would have been reasonably necessary to prevent the impact of the act of God or force majeure.

In the occurrence of the act of God or force majeure, the affected party must inform the other as soon as possible and must take all reasonable steps to reduce the damage thereof. Moreover, if due to the act of God or force majeure, either party is unable to meet its obligations, it may request the other the immediate termination of the contract without compensation for damage.

The conflicts and the effects caused by them between the contractor and its staff or between the contractor and its subcontractors or suppliers or between the subcontractors and their respective staff or suppliers will not be considered cause of force majeure or act of God. Furthermore, strikes, walkouts or lockouts of the staff of the contractor or of the subcontractors or suppliers will also not be considered cause of force majeure or act of God; in this case, Exploraciones Mineras will have the right to terminate the contract immediately and without notice, if these facts cause the paralysis or delay of the work, all pursuant to clause seventeen of this contract.

FOURTEEN:

DOMICILE AND JURISDICTION

For all legal and contractual purposes, the parties establish their domicile in the city of Santiago and agree to submit to the jurisdiction of its ordinary courts of law.

FIFTEEN:

IDENTITY AND COUNTERPARTS OF THE CONTRACT

The identity of the parties is not included, because it is mutually known by the parties.

The parties sign this instrument in two identical counterparts, one being kept by Minera Licancabur, and the other by the Contractor.

They sign for the record:

[signature and fingerprint] [handwritten] 6-784-858-6 Jorge Osvaldo Orellana Orellana FOR CONTRATISTA EN GEOLOG¥A, MINER¥A Y CONSTRUCCIÓN JORGE ORELLANA E.I.R.L	[signature and fingerprint] Miguel Patricio Ramirez Cabezas FOR MINERA LICANCABUR S.A.

SIGNED BY JORGE OSVALDO ORELLANA ORELLANA IDENTITY CARD NUMBER 6.784.858 -6, FOR CONTRATISTA EN GEOLOG¥A, MINER¥A Y CONSTRUCCIÓN JORGE ORELLANA E.I.R.L AND BY MIGUEL PATRICIO RAMIREZ CABEZAS IDENTITY CARD 6.669.223 -K FOR MINERA LICANCABUR S.A., I CERTIFY, CALAMA, JUNE 18, 2009.

[signature]

PATRICIO HERNAN CATHALIFAUD MOROSO
NOTARY PUBLIC
THIRD NOTARY OFFICE EL LOA CALAMA

[stamp]

PATRICIO HERNAN CATHALIFAUD MOROSO
NOTARY PUBLIC
3RD NOTARY OFFICE
CALAMA

Miguel Patricio Ramírez Cabezas PP.
MINERA LICANCÁBUR S.A.